UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 14, 2013

PILGRIM'S PRIDE CORPORATION
(Exact Name of registrant as specified in its charter)

Delaware	1-9273	75-1285071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1770 Promontory Circle
Greeley, CO		80634-9038
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (970) 506-8000

Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

On February 14, 2013, the Board of Directors of Pilgrim’s Pride Corporation (“PPC” or “the Company”) approved a discretionary award of 206,933 restricted stock units (“RSUs”), equal to an amount of $1,575,000, to William W. Lovette, the Company’s Chief Executive Officer, as compensation for his performance during fiscal year 2012.

The Board set the value of the RSUs granted to Mr. Lovette at 150% of his base salary multiplied by 1.05. The number of RSUs granted to Mr. Lovette were determined by dividing the award value by the average stock price of the common stock, par value $0.01 per share, of the Company (“Common Stock”) over the 60 day period ended June 30, 2012. The RSUs granted will generally vest on the earliest of (a) December 31, 2014, subject to Mr. Lovette’s continued employment with the Company through such date, (b) Mr. Lovette’s death, or (c) termination of his employment by the Company without cause. Each vested RSU will entitle Mr. Lovette to receive one share of Common Stock on January 15, 2015. Upon the occurrence of specified events, vested RSUs may be settled in cash.

The other terms and conditions of the RSUs are substantially consistent with those of the Company’s 2012 Long Term Incentive Program (“2012 Long Term Incentive Program”) and the form of Restricted Stock Unit Award Agreement (“RSU Award Agreement”), each as filed with the Securities and Exchange Commission on the Company’s Current Report on Form 8-K on September 10, 2012. The foregoing description of the award is not a complete description of all of the parties’ rights and obligations and is qualified in its entirety by reference to the 2012 Long Term Incentive Program and the RSU Award Agreement, each of which is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILGRIM'S PRIDE CORPORATION

Date:	February 21, 2013	By:	/s/ Fabio Sandri
Fabio Sandri
Chief Financial Officer